EXHIBIT 99.1



                             CERTICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Annual Report of Amanasu Technologies Corporation (the "Company") on Form 10-KSB for the year-ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Masafumi Hata , Chairman, President, Secretary and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          1.   I  have  reviewed  the  Report;

          2. based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report; and

          3. based on my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in the Report.


/s/  Masafumi Hata
-----------------
Masafumi Hata,  Chairman,  President
Secretary  and  Chief  Financial  Officer
(Principal  Executive  Officer)
(Principal  Financial  Officer)